FIELDPOINT PETROLEUM CORPORATION
1703 Edelweiss Dr.
Cedar Park, TX  78613

PROXY STATEMENT
For Annual Meeting of Shareholders
To Be Held October 21, 2011

Solicitation of Proxies:

          This Proxy Statement is furnished in connection with solicitation of Proxies on behalf of the Board of Directors of FieldPoint Petroleum Corporation (the "Company") to be voted at the annual meeting of shareholders (the "Meeting") to be held at 4207 River Place Blvd., Austin, Texas 78730 on Friday, October 21, 2011 at 11:00 a.m., Central daylight savings time and at any adjournments thereof.

          At the Meeting, the shareholders will be asked to consider and vote upon: (i) a proposal to elect five (5) nominees as directors of the Company to serve until the next annual meeting of shareholders of the Company to be held in 2012; (ii) ratify the selection of Hein & Associates, LLP as the Company's independent auditors for the current fiscal year ending December 31, 2011; (iii) any other business as may properly come before the Meeting or any adjournment thereof (collectively, the "Proposals").  The Board of Directors unanimously recommends that the shareholders vote FOR all nominees as directors and IN FAVOR of all Proposals.

          In the event the Annual Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Annual Meeting.  At the adjourned meeting, any business may be transacted which might have been transacted at the original Annual Meeting.

ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.  IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

            This Statement is being mailed on or about September 21, 2011, to our Shareholders eligible to vote at the Annual Meeting.  Concurrently with the mailing of this Statement, we are furnishing to our shareholders our Annual Report on Form 10-K for its fiscal year ended December 31, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

OCTOBER 21, 2011

The 2011 Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2010 are available at www.edocumentview.com/FPPC.com. On this site, you will be able to access these materials and any amendments or supplements to these materials that are required to be furnished to stockholders. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that we file with the Securities and Exchange Commission, or SEC.

GENERAL MATTERS

Why did I receive these proxy materials?

You received these proxy materials from us in connection with the solicitation of proxies by our Board to be voted at the annual meeting because you owned shares of our common stock as of September 16, 2011. We refer to this date as the record date.

This proxy statement contains important information for you to consider when deciding how to vote your shares at the annual meeting. Please read this proxy statement carefully.

What is the purpose of the annual meeting?

At the annual meeting, our stockholders will act upon the matters outlined in the notice of meeting on the cover of this proxy statement, including the election of five directors to our Board and the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The stockholders of the Company have no appraisal rights in connection with either of the proposals described herein.

How many votes must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted. A quorum is the presence at the annual meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock issued and outstanding on the record date. As of the record date, there were 8,910,175 shares of our common stock outstanding and entitled to vote at the annual meeting. Consequently, the presence at the annual meeting, in person or by proxy, of the holders of at least 2,970,058 shares of common stock is required to establish a quorum for the annual meeting. Proxies that are voted “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” “FOR ALL EXCEPT,” “FOR” or “AGAINST” on a matter are treated as being present at the annual meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the annual meeting with respect to such matter.

Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Additionally, shares held by a broker, bank or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes. The effect of abstentions and broker non-votes on each proposal is set forth in more detail under “What vote is required to approve each proposal discussed in this proxy statement, and how are my votes counted?”

What is a proxy?

A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has appointed Ray Reaves, referred to as the proxy holder, to serve as proxies for the annual meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then you own our common stock through multiple accounts at the transfer agent and/or with stock brokers. Please sign and return all proxy cards to ensure that all of your shares are voted at the annual meeting.

Who is participating in this proxy solicitation, and who will pay for its cost?

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We will also reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Could other matters be decided at the annual meeting?

When this proxy statement went to press, we did not know of any matters to be raised at the annual meeting other than those referred to in this proxy statement. For any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with our transfer agent, ComputerShare Stock Transfer & Trust Company, you are a stockholder of record of these shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to mail your proxy directly to us or to vote in person at the annual meeting.

Most of our stockholders hold their shares in a stock brokerage account or through a bank or other holder of record rather than directly in their own name. If your shares are held in a brokerage account, by a bank or other holder of record, commonly referred to as being held in “street name,” you are the beneficial owner of these shares and these proxy materials are being forwarded to you by that custodian. See “How do I vote my shares?” below for a discussion of the effect of holding shares of record and as a beneficial stockholder on non-discretionary and discretionary items.

How many votes do I have?

You are entitled to one vote for each share of common stock that you owned on the record date on all matters considered at the annual meeting.

How do I vote my shares?

Shares held directly in your name as the stockholder of record can be voted in person at the annual meeting or you can provide a proxy to be voted at the annual meeting by signing and dating the enclosed proxy card and returning it in the enclosed, postage-paid envelope.

If your shares are held in “street name” by your broker or bank, you will receive a proxy card with this proxy statement. Like shares held of record, you may vote your shares held in street name in person at the annual meeting or by signing and dating the enclosed proxy card and returning it in the enclosed, postage-paid envelope.

If you plan to vote in person at the annual meeting, please bring proof of identification. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual meeting.

As a beneficial owner, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee. Whether your shares can be voted by such person depends on the type of item being considered for vote:

•

Non-discretionary items.   The election of directors is a non-discretionary item and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners. Recent changes in regulation were made to remove the ability of your broker or bank to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote in the election of directors, no votes will be cast on your behalf in the election of directors.

•	Discretionary items. The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2011, is a discretionary item.

Brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal at their discretion.

If you vote by granting a proxy, the proxy holders will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxy holders will vote those shares as recommended by our Board.

Can I change my vote after I return my proxy card?

Yes. Even after you have returned your proxy card, you may revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to our Corporate Secretary by mail to Fieldpoint Petroleum Corporation at the address set forth at the beginning of this Proxy

Statement or by facsimile at (512) 335-1294, (ii) mailing in a new proxy card bearing a later date or (iii) attending the annual meeting and voting in person, which suspends the powers of the proxy holder.

What vote is required to approve each proposal discussed in this proxy statement, and how are my votes counted?

Election of Directors.   A majority of the votes of the shares represented at the annual meeting, in person or by proxy, and entitled to vote on the election of directors is required for the election of directors. This means that the five director nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors will be elected to our Board. In the vote on the election of five director nominees identified in this proxy statement, you may vote:

•	“FOR ALL” director nominees;

•	“WITHHOLD AUTHORITY FOR ALL” director nominees; or

•	“FOR ALL EXCEPT” either director nominee.

Votes marked “WITHHOLD AUTHORITY FOR ALL” and “FOR ALL EXCEPT” will be counted for purposes of determining the presence or absence of a quorum but have no effect on the outcome of election of directors.

Ratification of Appointment of Independent Registered Public Accounting Firm.   The affirmative vote of the holders of a majority of the shares represented at the annual meeting, in person or by proxy, and entitled to vote on this proposal is required for approval. In the vote to ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, you may vote:

•	“FOR;”

•	“AGAINST;” or

•	“ABSTAIN.”

Votes marked “ABSTAIN” will be counted for purposes of determining the presence or absence of a quorum and will have the same effect as a vote “AGAINST” the proposal. However, broker non-votes, which will be counted for purposes of determining the presence or absence of a quorum, will have no legal effect on the outcome of this proposal.

May I propose actions for consideration at the next annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Submission of Stockholder Proposals and Other Deadlines for the 2012 Annual Meeting of Stockholders” for more details.

What is “householding,” and how does it affect me?

The SEC has implemented rules regarding the delivery of proxy materials to households. This method of delivery, often referred to as householding, permits us to send a single annual report and/or a single proxy statement to any household at which two or more different stockholders reside where we believe the stockholders are members of the same family or otherwise share the same address or where one stockholder has multiple accounts. In each case, the stockholder(s) must consent to the householding process. Under the householding procedure, each stockholder continues to receive a separate notice of any meeting of stockholders and proxy card. Householding reduces the volume of duplicate information our stockholders receive and reduces our expenses. We may institute householding in the future and will notify our registered stockholders who will be affected by householding at that time.

Many brokers, banks and other holders of record have instituted householding. If you or your family has one or more street name accounts under which you beneficially own our common stock, you may have received householding information from your broker, bank or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our 2010 annual report to stockholders or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

Where may I obtain additional information about Fieldpoint Petroleum Corporation or about the annual meeting?

We refer you to our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC, on March 30, 2011.  The annual report is not part of the proxy solicitation material.

If you would like to receive any additional information, please contact our Corporate Secretary at Fieldpoint Petroleum Corporation, 1703 Edelweiss Drive, Cedar Park, Texas  78613 or (512) 250-8692.

  Record Date and Outstanding Shares:

          The Board of Directors has fixed the close of business on September 16, 2011, as the record date for the determination of holders of shares of outstanding capital stock entitled to notice of and to vote at the Meeting.  On September 16, 2011, there were outstanding 8,910,175 shares of common stock, $0.01 par value held by shareholders entitled to vote at the meeting.

Voting Proxies:

          A proxy card accompanies this Proxy Statement.  All properly executed proxies that are not revoked will be voted at the Meeting, and any postponements or adjournments thereof, in accordance with the instructions contained therein.  Proxies containing no instruction regarding the Proposals specified in the form of proxy will be voted for all nominees as directors and in favor of the Proposals.  The Meeting may be adjourned and additional proxies solicited, if the vote necessary to approve a Proposal has not been obtained.  Any adjournment of the Meeting will require the affirmative vote of the holders of at least a majority of the shares represented, whether in person or by proxy, at the Meeting (regardless of whether those shares constitute a quorum).

          A shareholder who has executed and returned a proxy may revoke such proxy at any time before it is voted at the Meeting by executing and returning a proxy bearing a later date, by filing written notice of such revocation with the Secretary of the Company stating the proxy is revoked, or by attending the Meeting and voting in person.  Mere attendance at the Meeting will not revoke a properly executed proxy.

Quorum and Required Vote:

          Quorum:     The holders of one-third of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the Meeting shall constitute a quorum of the transactions of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.  Broker non-votes will not be considered present at the meeting for purposes of determining a quorum.

          Required Vote:  At the Meeting, the holders of Common Stock on the Record Date will be entitled to one vote per share on each matter of business properly brought before the Meeting including one vote per share on each of the nominees for director and the Proposals.

Holders of Common Stock have the right to elect five (5) members of the Board of Directors, as proposed in the "Director Election Proposal."  Every holder of Common Stock on the Record Date shall have the right to vote, in person or by proxy, the number of shares of Common Stock owned, for as many persons as there are directors to be elected at that time.  Cumulative voting in the election of directors is not permitted.  Directors will be elected by a majority of the votes cast for the election of directors.

All other matters to be approved will require that there are more votes cast in favor of the proposal than against it.

           Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. Broker non-votes will not be counted as votes either "for" or "against" any matter coming before the Meeting..

          Votes by Directors, Officers, and Affiliates:      At the Record Date, directors, officers, and affiliates of the Company had the right to vote through proxy, beneficial ownership or otherwise 3,380,000 shares of Common Stock, or 38% of the issued and outstanding Common Stock. The Company has been advised that the directors, officers, and affiliates of the Company intend to vote FOR all nominees for director and IN FAVOR of all other Proposals described in this Proxy Statement.  All these directors, officers, and affiliates of the Company will have an interest in the election of directors.

Proxy Solicitation and Expenses:

          The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by the Company.  Solicitation of Proxies may be made by mail by directors, officers and employees of the Company.  In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile, telegraph, and by directors, officers and regular employees of the Company, without special compensation therefore; except that directors, officers and employees of the Company may be reimbursed for out-of-pocket expenses in connection with any solicitation of proxies.  The Company will request banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries to forward solicitation material to the beneficial holders or owners of Common Stock held of record by such persons, and the Company will reimburse reasonable forwarding expenses upon the request of such record holders.

          Although the Company does not anticipate retaining a proxy solicitation firm to aid in solicitation of Proxies from its shareholders, if such a firm is retained, it would be paid customary fees and would be reimbursed for out-of-pocket expenses.

YOU SHOULD NOT SEND CERTIFICATES WITH YOUR PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to beneficial ownership of our common stock by:

*	each person who beneficially owns more than 5% of the common stock;
*	each of our executive officers;
*	each of our directors and director nominees; and
*	all executive officers and directors as a group.

        The table shows the number of shares owned as of September 16, 2011 and the percentage of outstanding common stock owned as of September 16, 2011.  Beneficial ownership is based on information provided to us, and the beneficial owner has no obligation to inform us of or otherwise report any changes in beneficial ownership.  Except as indicated, and subject to community property laws when applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address(2)	Number of Shares		Percent Owned(1)
Ray D. Reaves	3,180,000	(3)	35.5%
Roger D. Bryant	26,000		*
Dan Robinson	96,000		1.1%
Karl W. Reimers	62,000		*
Debbie Funderburg	16,000		*
All Officers and Directors as a Group (5 persons)	3,380,000		37.9%

_________________________________________________
*      indicates less than 1%

(1)      The percentages shown are calculated based upon 8,910,175 shares of common stock outstanding at September 16, 2011.  In calculating the percentage of ownership, unless as otherwise indicated, all shares of common stock that the identified person or group had the right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options and warrants or conversion of notes are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)      Unless otherwise stated, the beneficial owner's address is 1703 Edelweiss Drive, Cedar Park, Texas 78613.

(3)      Includes 160,000 shares held by Bass Petroleum, Inc., of which Mr. Reaves is executive officer. Mr. Reaves disclaims beneficial ownership of these shares for purposes of Section 16 of the Exchange Act.

PROPOSAL 1:  DIRECTOR ELECTION PROPOSAL

          The Company's bylaws provide that the Board of Directors will consist of not less than three (3) and no more than nine (9) members. The Board of Directors of the Company presently consists of five (5) members.  Directors of the Company generally serve for a term of one year (until the next annual meeting of shareholders) or until their successors are duly elected or appointed and qualified, or until their death, resignation or removal.  Each of the persons nominated to hold office provided below is currently a member of the Board of Directors.  Unless authority to vote in the election of directors is withheld, it is the intention of the persons named in the proxy to nominate and vote for the five persons named in the table below, each of who has consented to serve if elected.  In the event that by reason of contingencies not presently known to the Board of Directors, one or all of the nominees should become unavailable for election, the proxies will be voted for such substitute as shall be designated by the Company's Board of Directors.  In completing the enclosed proxy card, if a shareholder decides to withhold authority to vote for any of the director nominees, such shareholder should mark the WITHHOLD box and line through such nominee(s) name in Proposal 1 of the proxy card.

          Directors are elected by a majority of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

          Messrs. Bryant, Funderburg, Reimers, and Robinson are "non-executive" directors, denoting that they are neither officers nor employees of the Company.  There are no family relationships between or among any of the directors of the Company,

          Nominees for Election at the Meeting:

Name	Age	Present Position with the Company
Ray D. Reaves	49	Director, Chairman, President, CEO and CFO

Roger D. Bryant	68	Director

Karl W. Reimers	69	Director

Dan Robinson	63	Director

Debbie Funderburg	52	Director

          Certain biographical information regarding the directors is listed below.

          Mr. Reaves, age 49, has been Chairman, Chief Executive Officer, President, and Chief Financial Officer of the Company since May 22, 1997.  Mr. Reaves has also served as Chairman, Chief Executive Officer, Chief Financial Officer and Director of Bass Petroleum, Inc., from October 1989 to the present. He has 24 years experience in the oil and gas industry.  He began his career in 1987, with North American Oil and Gas. Subsequently, in 1989 he purchased an interest in 10 of their wells and formed Bass Petroleum, Inc. In 1998, Bass Petroleum merged with Energy Production Corporation, with the resultant entity being FieldPoint Petroleum Corporation.

          Mr. Bryant, age 68, has been a Director of the Company since July 1997.  For more than twenty-five years, Mr. Bryant has held senior management positions with public and private start-up and turn-around technology companies in a number of different industries. He is currently President and CEO of Convergence Technology Application Partners, LLC (CTAP), a supplier of telecommunications systems and support to companies with widely distributes offices. Prior positions include Chief Operations Officer for Electric and Gas Technologies, Inc., Chief Executive Officer of International Gateway Exchange, President and Chairman of Dial-thru International, Inc., President of Network Data Corporation, President of Dresser Industries, Inc., Wayne Division, President of Schlumberger Limited, Retail Petroleum Systems Division, U.S.A., a division of Schlumberger Corporation, and President of Autogas Systems, Inc., the developer of “Pay-at-the-Pump” technology for retail petroleum industry. All together, Mr. Bryant has held the Chief Executive position as well as serving on the board of directors, of more than ten private and public companies.

          Mr. Reimers, age 69, has been a director of the Company since October 2004. Mr. Reimers served as Chief Financial Officer, President and Director of B.A.G. Corp. from 1993 until his retirement in 2010. However he continues as a financial consultant and director to B.A.G. Corp. He has served as Vice President and Chief Financial Officer of Supreme Beef Company from 1989 to 1993; he has also served as Vice President of Accounting for OKC Corp., a NYSE listed oil and gas Company, from 1975 to 1989. He was employed by Peat, Marwick, Mitchell, Certified Public Accountants from 1973 to 1975.  He is a Certified Public Accountant and has an MBA degree from the University of Texas at Arlington.

          Mr. Robinson, age 63, has been a director of the Company since October 2004.  Mr. Robinson held the position of President and Chief Executive Officer of Placid Refining Company LLC from December 2004 to the present. Prior to his current position, he served in many capacities with Placid Oil Company beginning in March 1975, including the roles of Project Engineer, Manager of Refinery Operations, Assistant Secretary, Assistant Treasurer, Secretary, and Treasurer.  Before beginning his 30 year oil and gas career he was briefly employed as a commercial credit analyst at First National Bank in Dallas.  Mr. Robinson received a BS degree in Mechanical Engineering in 1971 and an MBA degree in Finance in 1973, both from the University of Wisconsin.  He currently sits on the Board of Directors of the National Petrochemical and Refiners Association.

          Debra Funderburg, age 52, has been a Director of the Company since February 2006. From August 2010 to present she has served as Vice President Reservoir Engineering for Magnum Hunter Resources Corp. From September 2007 to August 2010 she has served as Business Development manager and Reservoir Engineer for Sanchez Oil & Gas.  From May 2003 to August 2007 she served as Senior Reservoir Engineer, Corporate A&D coordinator and Business Development manager for Dominion E&P.  From November 1999 to May 2003 Ms. Funderburg held the position of Reservoir Engineering Manager for Randall & Dewey.  From April 1993 to November 1999 she was employed by Pennzoil as a Senior Petroleum Engineer.

        Each Director will be elected to serve until the next Annual Meeting of Shareholders in 2011 or until a successor is duly elected and qualified.

        Except as disclosed above, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

        Except as set forth above, during the last ten (10) years, no director or officer of the Company has:

a.

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b.	been convicted in a criminal proceeding or subject to a pending criminal proceeding;

c.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

d.

been found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, for the period beginning January 1, 2008 through the date of this Proxy Statement, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were met.

Certain Relationships with Related Parties

          The Company leases office space from its majority shareholder.  The lease requires monthly payments of $2,500 on a month to month basis.

          Any transactions between the Company and its officers, directors, principal shareholders, or other affiliates have been and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and will be approved by a majority of the Company's independent, outside disinterested directors.

Meetings and Committees of the Board of Directors

The Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of the management of the Company. However, the Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.

Under its charter, the Audit Committee reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. In addition, the Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting, tax and legal matters as well as liquidity risks and guidelines, policies and procedures for monitoring and mitigating risks. The Audit Committee meets regularly in executive sessions without the Company’s independent registered public accounting firm and without management.  In addition, the Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting. The Audit Committee also meets with our internal controls and Sarbanes-Oxley compliance consultant, as well as our independent reserve engineering firm, and reviews related party transactions for potential conflicts of interest.

The Compensation and Nominating Committee manages risks associated with executive compensation and the independence of the Board, and meets regularly in executive sessions without management. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

          a.          Meetings of the Board of Directors

          During the fiscal year ended December 31, 2010, six meetings of the Board of Directors were held, including regularly scheduled and special meetings, each of which were attended by all of the Directors.

Outside Directors received a total of $1000 for attending Directors’ meetings and were reimbursed their expenses associated with attendance at such meetings or otherwise incurred in connection with the discharge of their duties as Director.  The outside Directors also received $5,000 in one time fees for the fiscal year end December 31, 2009. Except as otherwise provided below, Directors received a grant of options to purchase 100,000 shares of common stock at the date of their appointment and could receive an additional grant of options to purchase shares of common stock , as long as they continue to serve as directors.  Ms. Funderburg receives a $12,000 annual retainer and is reimbursed for all expenses and received 10,000 shares of FieldPoint Petroleum Corp for her services as a board member.

          b.          Committees

          The board appoints committees to help carry out its duties. In particular, board committee's work on key issues in greater detail than would be possible at full board meetings. Each committee reviews the results of its meetings with the full board.

          During the fiscal year ended December 31, 2010, the Board had a standing audit committee, a standing compensation committee, and a standing nomination committee.  Each of the standing committees has adopted a charter, which can be viewed at the Company’s website: www.fppcorp.com.

Audit Committee

          The audit committee is currently composed of the following directors:

Karl W. Reimers, Chairman
Dan Robinson
Roger D. Bryant

          The Board of Directors has determined that all members of the audit committee are "independent" within the meaning of Rule 10A-3(b)(1) of the Exchange Act and the NYSE Amex’s listing standards. For this purpose, an audit committee member is deemed to be independent if he does not possess any vested interest related to those of management, does not have any financial, family or other material personal ties to management or any other interest or relationship that  would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

          During the fiscal year ended December 31, 2010, the audit committee met on six occasions.  The meetings were attended by 100% of the committee members.

          Karl Reimers, a member of the audit committee, qualifies as an “audit committee financial expert” within the meeting of Item 407(d)(5) of Regulation S-K.

          The committee is responsible for accounting and internal control matters. The audit committee:

-	reviews with management, the internal auditors and the independent auditors, policies and procedures with respect to internal controls;
-	reviews significant accounting matters;
-	approves the audited financial statements prior to public distribution;
-	approves any significant changes in accounting principles or financial reporting practices;
-	reviews independent auditor services; and
-	recommends to the board of directors the firm of independent auditors to audit our consolidated financial statements.

In addition to its regular activities, the committee is available to meet with the independent accountants, controller or internal auditor whenever a special situation arises.

          The Audit Committee of the Board of Directors has adopted a written charter, which has been previously filed with the Commission.

Audit Committee Report

          This statement is being provided to inform stockholders of the Audit Committee’s oversight with respect to our financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2010 and related notes with management and the independent registered public accounting firm. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees ” as amended (AICPA,

Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (United States), or the PCAOB, in Rule 3200T. The Audit Committee discussed with our independent registered public accounting firm the independence of such firm from our management, including a review of audit and non-audit fees, and received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with our management and the independent registered public accounting firm such other matters and received such assurance from them, as the Audit Committee deemed appropriate.

Management is responsible for the preparation and presentation of the Company’s audited financial statements, the establishment and maintenance of our disclosure controls and procedures and the establishment, maintenance and evaluation of the effectiveness of our internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the standards of the PCAOB and issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee this process.

Based on the foregoing review and discussions with management and the independent registered public accounting firm, and relying thereon, we have recommended to the Company and the Board the inclusion of the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the Company’s independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements and internal control over financial reporting has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with GAAP standards, or that Hein & Associates LLP is in fact independent.

By:  The Audit Committee

Karl W. Reimers

Dan Robinson

Roger D. Bryant

Compensation Advisory Committee

The compensation advisory committee is currently composed of the following directors:

Dan Robinson. Chairman
Karl W. Reimers
Debbie Funderburg

The Board of Directors has determined that all members of the compensation committee are "independent" within the meaning of the NYSE Amex’s listing standards. For this purpose, a compensation committee member is deemed to be independent if he does not possess any vested interest related to those of management, does not have any financial, family or other material personal ties to management or any other interest or relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The compensation advisory committee:

-

recommends to the board of directors the compensation and cash bonus opportunities based on the achievement of objectives set by the compensation advisory committee with respect to our chairman of the board and president, our chief executive officer and the other executive officers;

-	Administers our compensation plans for the same executives;

-	determines equity compensation for all employees;

-	reviews and approves the cash compensation and bonus objectives for the executive officers; and

-	reviews various matters relating to employee compensation and benefits.

The compensation advisory committee held one meetings during the year ended December 31, 2010.

Nominating Committee

       The following directors are members of the nominating committee:

Roger Bryant, Chairman
Karl W. Reimers
Debbie Funderburg

      The board has adopted a charter to govern the director nomination process.

        The Nominating Committee is responsible for recommending a slate of directors for the Company's annual meeting of shareholders.

        The board of directors has adopted a policy with regard to the consideration of any director candidates recommended by security holders, since to date the board has not received from any security holder a director nominee recommendation.  The board of directors will consider candidates recommended by security holders in the future. Security holders wishing to recommended a director nominee for consideration should contact Ray Reaves, President, at the Company's principal executive offices located in Cedar Park, Texas and provide to Mr. Reaves, in writing, the recommended director nominee's professional resume covering all activities during the past five years, the information required by Item 407 of Regulation S-K, and a statement of the reasons why the security holder is making the recommendation. The Company must receive such recommendation before July 31, 2012.

        The board of directors believes that any director nominee must possess significant experience in business and/or financial matters as well as a particular interest in the Company's activities.

Shareholder Communications

        Any shareholder of the Company wishing to communicate to the board of directors may do so by sending written communication to the board of directors to the attention of Mr. Ray Reaves, President, at the principal executive offices of the Company.  The board of directors will consider any such written communication at its next regularly scheduled meeting.

        c.     Code of Ethics

        Our Board of Directors adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees subsequent to fiscal year ended December 31, 2004.  We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics.  Such request should be made in writing and addressed to Investor Relations, FieldPoint Petroleum Corporation, 1703 Edelweiss Drive, Cedar Park, TX  78613. You may also review a copy of our Code of Ethics at our internet website located at www.fppcorp.com, or on the SEC website located at www.sec.gov.

Executive Compensation:

COMPENSATION DISCUSSION AND ANALYSIS

Introduction. This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions which resulted in the compensation provided for 2010 to the Company’s Chief Executive Officer (“CEO”) ( the “Named Executive Officers” or “NEOs”), as presented in the tables which follow this CD&A. The following discussion and analysis contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Committee. The Compensation Committee (the “Committee”) of the Board of Directors is composed of three non-employee Directors, all of whom are independent under the guidelines of the NYSE Amex listing standards. The current Committee members are Dan Robinson, Karl Reimers and Debbie Funderburg. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. To implement this philosophy, the Committee oversees the establishment and administration of the Company’s executive compensation program.

Compensation Philosophy and Objectives. The guiding principle of the Committee’s executive compensation philosophy is that the executive compensation program should enable the Company to attract, retain and motivate a team of highly qualified executives who will create long-term value for the Shareholders. To achieve this objective, the Committee has developed an executive compensation program that rewards the attainment of specific annual, long-term and strategic goals that will result in improvement in total shareholder return.  The Committee continually monitors the effectiveness of the program to ensure that the compensation provided to executives remains competitive relative to the compensation paid to executives in a peer group comprised of select oil and gas exploration  companies. The Committee annually evaluates the components of the compensation program as well as the desired mix of compensation among established components. The Committee believes that a substantial portion of the compensation paid to the Company’s NEOs should be at risk and contingent on the Company’s operating  performance.

Committee Process. The Committee meets as often as necessary to perform its duties and responsibilities. The Committee usually meets with the CEO and CFO. In addition, the Committee periodically meets in executive session without management.

The Committee’s meeting agenda is normally established by the Committee Chairperson in consultation with the CEO and CFO. Committee members receive and review materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include: financial reports regarding the Company’s performance, reports on achievement of individual and corporate objectives, tally sheets setting forth total compensation and information regarding the compensation programs and levels of certain peer group companies.

Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for the CEO and the CFO. Decisions regarding the compensation of other employees are made by the CEO and CFO in consultation with the Committee. In this regard, the CEO and CFO provide the Committee evaluations of executive performance, business goals and objectives and recommendations regarding salary levels and equity awards.

Market-Based Compensation Strategy.  The Committee adopted the following market-based compensation strategy:

Pay levels are evaluated and calibrated relative to other companies of comparable size operating in the oil and gas exploration business (the “Peer Group”) as the primary market reference point. In addition, general industry data is reviewed as an additional market reference and to ensure robust competitive data.

Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentives) levels for NEOs are calibrated relative to the Peer Group.
Base salary and target total cash compensation levels (base salary plus target annual incentive) for NEOs are calibrated to the Peer Group.

The long-term incentive component of the executive compensation program is discretionary and viewed in light of the target total direct compensation level.

The Committee retains discretion, however, to vary compensation above or below the targeted percentile based upon each NEO’s experience, responsibilities and performance.

Total Direct Compensation

Our objective is to target total direct compensation, consisting of cash salary and cash bonus at levels consistent with the surveyed companies, if specified corporate and business unit performance metrics and individual performance objectives are met. We selected this target for compensation to remain competitive in attracting and retaining talented executives. Many of our competitors are significantly larger and have financial resources greater than our own. The competition for experienced, technically proficient executive talent in the oil and gas industry is currently particularly acute, as companies seek to draw from a limited pool of such executives to explore for and develop hydrocarbons that increasingly are in more remote areas and are technologically more difficult to access.

We structure their cash compensation so that a significant portion is at risk under the cash bonus plan, payable based on corporate, business unit and individual performance. In the following sections, we further detail each component of total direct compensation.

Components of Compensation. For the year ended December 31, 2010, the sole components of compensation for the CEO was base salary and incentive bonus. We did not provide additional compensation in the form of long term incentives, retirement benefits, or perquisites.

Base Salary. The Company provides the CEO with base salaries to compensate him for services rendered during the year. The Committee believes that competitive salaries must be paid in order to attract and retain high quality executives. The Committee reviews the CEO’s salary at the end of each year, with any adjustments to base salary becoming effective on January 1 of the succeeding year.

In determining base salary level for executive officers, the committee considers the following qualitative and quantitative factors:

•	job level and responsibilities,

•	relevant experience,

•	individual performance,

•	recent corporate performance, and

We review base salaries annually, but we do not necessarily award salary increases each year. From time to time base salaries may be adjusted other than as a result of an annual review, in order to address competitive pressures or in connection with a promotion.

Base salaries paid to the CEO is deductible for federal income tax purposes except to the extent that the executive’s aggregate compensation which is subject to Section 162(m) of the Internal Revenue Code (the “Code”) exceeds $1 million.

COMPENSATION AND NOMINATING COMMITTEES REPORT

The Compensation and Nominating Committees have reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation and Nominating Committees recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010.

Respectfully submitted by the Compensation and Nominating Committees of the Board,

Compensation Committee

Nominating Committee

Karl Reimers

Roger Bryant

Dan Robinson

            Karl Reimers

Debbie Funderburg

            Debbie Funderburg

COMPENSATION AND NOMINATING COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

None of our executive officers serves as a member of the Compensation and Nominating Committee. Mr. Reaves serves as a member of the Board of Directors

The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last two (2) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards	Options Awards	Non equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Ray D. Reaves, CEO, President	2010	250,000	$125,600	-	-	-	-	-	$375,750
Ray D. Reaves, CEO, President	2009	$225,000	$45,750	-	-	-	-	-	$270,750

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of the most recently completed fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Exercise Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares of Units That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Ray Reaves	- 0 -	- 0 -	-	-	-	- 0 -	-	-	-

The following table sets forth information concerning compensation paid to the Company’s directors during the most recently completed fiscal year:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger Bryant	$6,000	-	-	-	-	-	$ 6,000
Karl Reimers	$6,000	-	-	-	-	-	$ 6,000
Dan Robinson	$6,000	-	-	-	-	-	$ 6,000
Debra Funderburg	$17,000	-	-	-	-	-	$17,000

Option Grants Table

There were no stock option grants for fiscal years ended December 31, 2009 and 2010.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of Hein & Associates LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2011.  Hein & Associates LLP has been the Company's accountants for the years ended December 31, 2010, 2009 and 2008 as well.   It is not expected that a member of Hein & Associates LLP will be present at the Annual Meeting and that a member of that firm will be available to either make a statement or respond to appropriate questions.  Ratification of the selection of our auditors is not required under the laws of the State of Colorado, or applicable rules or regulations of the Securities and Exchange Commission but will be considered by the Board of Directors in selecting auditors for future years.

        The following table details aggregate fees billed for fiscal years ended December 31, 2010 and 2009 by Hein & Associates LLP:

*	Professional services rendered for the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;

*	Financial information systems design and implementation; and

*	All other services:
	2010	2009
Audit fees - audit of annual financial statements and review of financial statements included in our quarterly reports, services normally provided by the accountant in connection with statutory and regulatory filings.	$87,400	$88,700

Audit-related fees – related to the performance of audit or review of financial statements not reported under "audit fees" above	-	52,800

Tax fees - tax compliance, tax advice and tax planning	19,400	17,700

	_________	_________
Total fees paid or accrued to our principal accountants	$106,800	$159,200

        Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with Hein & Associates LLP's independence.

        Votes Required.

        Ratification of the selection of Hein & Associates LLP to serve as auditors for the fiscal year ending December 31, 2011 will require an affirmative vote of a majority of the outstanding shares of common stock of the Company represented in person or by proxy at the Annual Meeting and voting on this Proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

          Any proposal which a stockholder intends to present for consideration and action at the next annual meeting of stockholders must be received in writing by the Company no later than July 31, 2012, and must conform to applicable Securities and Exchange Commission rules and regulations.

OTHER MATTERS

          The Company knows of no other matters to be brought before the Annual Meeting.  However, if other matters come to their attention before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgement on such matters.

          The Annual Report to Shareholders, covering the Company's fiscal year ended December 31, 2010, including audited financial statements, is enclosed herewith. The Annual Report to Shareholders does not form any part of the material for solicitation of proxies. The Annual Report is the Company's Form 10-K.